Exhibit 99.1

CONTACTS:

Audra J. Mace	Stanley Wunderlich
Chief Financial Officer	Consulting for Strategic Growth
Tel: (203) 797-2699	Tel: (800) 625-2236
Fax: (203) 797-2697	Fax: (212) 337-8089
E-mail: amace@electroenergyinc.com	E-mail: CFSG1@aol.com
www.electroenergyinc.com

Electro Energy Inc. Receives Direct Equity Investment from In-Q-Tel to
Demonstrate the Incorporation of Bipolar Li-ion Cell Technology
into Bipolar Lithium Ion Batteries

DANBURY, Conn., October 20, 2005, Electro Energy Inc. (Nasdaq: EEEI), a leading provider of advanced battery technologies and associated systems, today announced it entered into a Stock Purchase Agreement with In-Q-Tel, Inc. and In-Q-Tel’s EIP (In-Q-Tel), dated as of October 17, 2005, pursuant to which In-Q-Tel has agreed to purchase 241,692 shares of unregistered common stock of EEEI and warrants to purchase 75,829 shares of unregistered common stock of EEEI at an exercise price of $3.11 per share. The total purchase price for the stock and warrants is $800,000 and is expected to be paid over the course of 14 months following the closing, conditioned upon EEEI achieving certain development milestones. EEEI intends to direct the proceeds toward research and development to demonstrate the incorporation of Bipolar Li-ion Cell Technology into Bipolar Lithium Ion Batteries.

About Electro Energy Inc.
Electro Energy Inc., headquartered in Danbury, Connecticut, was founded in 1992 to develop, manufacture and commercialize high-powered, rechargeable bipolar nickel-metal hydride batteries for use in a wide range of applications. Its Colorado Springs operation supplies aerospace-grade high quality nickel cadmium batteries and components for satellites, aircraft and other specialty applications. EEEI is also developing high power lithium rechargeable batteries utilizing the Company’s proprietary design. In May, EEEI announced plans to acquire significant manufacturing assets near Gainesville, Fla., by the end of 2005 to accelerate commercialization of its battery technology.

About In-Q-Tel
In-Q-Tel is a private, independent, not-for-profit venture group established by the CIA. Launched in 1999, In-Q-Tel’s mission is to identify, acquire, and deploy cutting-edge technologies that serve United States national security interests. Working from an evolving strategic blueprint that defines the Intelligence Community’s critical technology needs, In-Q-Tel engages with entrepreneurs, established companies, researchers and venture capitalists to deliver technologies that pay out in superior intelligence capabilities for the larger Intelligence Community. Learn more at www.in-q-tel.org.

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Certain statements in this news release may contain forward-looking information within the meaning of Rule 175 under the Securities Act of 1933 and Rule 3b-6 under the Securities Exchange Act of 1934, and are subject to the safe harbor created by those rules. All statements, other than statements of fact, included in this release, including, without limitation, statements regarding potential future plans and objectives of the companies, are forward-looking statements that involve risks and uncertainties. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. Factors that could cause actual results to differ materially from those in the forward-looking statements include, among other things, the following: general economic and business conditions; competition; unexpected changes in technologies and technological advances; ability to commercialize and manufacture products; results of experimental studies; research and development activities; changes in, or failure to comply with, governmental regulations; and the ability to obtain adequate financing in the future. This information is qualified in its entirety by cautionary statements and risk factors disclosure contained in certain of Electro Energy Inc.‘s Securities and Exchange Commission filings available at http://www.sec.gov.

        Pursuant to a December 1, 2004 agreement, Consulting For Strategic Growth I, Ltd. (“CFSG”) provides Electro Energy with consulting, business advisory, investor relations, public relations and corporate development services, for which CFSG receives a fixed monthly fee for the duration of the agreement. Independent of CFSG’s receipt of cash compensation from Electro Energy, CFSG may choose to purchase the common stock of Electro Energy and thereafter sell those shares at any time it deems appropriate to do so.